Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bullion River Gold Corp. (the "Registrant") on Form 10-KSB for the year ended December 31, 2005, as filed with the Commission on the date hereof (the "Annual Report"), we, Peter M. Kuhn, Chief Executive Officer and Daniel Graves, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: April 10, 2006	/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer
and Director

Dated: April 10, 2006	/s/ Daniel Graves
Daniel Graves
Chief Financial Officer,
and Director